Exhibit 99.1

[Letterhead of Capital One Bank]

March 16, 2006

Hibernia National Bank

PO Box 61540

New Orleans, LA 70161

Re: Services Agreement

Ladies and Gentlemen:

Capital One Bank (“COB”) and Hibernia National Bank (“Hibernia”) are affiliated entities. As of the date hereof (the “Effective Date”), Hibernia agrees to provide certain intercompany services to COB as further described in this Services Agreement (this “Agreement”). COB and Hibernia are individually referred to as a “Party” and collectively referred to as the “Parties.” For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, COB and Hibernia hereby agree as follows:

ARTICLE I

SERVICES

Section 2.1 Services. For the period provided under Section 4.1 below, Hibernia agrees to make available to COB upon reasonable request the services listed in Exhibit A attached hereto (the “Services”).

ARTICLE II

COMPENSATION

Section 2.1 Servicing Fee; Other Charges.

(a) Unless the Parties otherwise agree, (i) COB agrees to pay Hibernia a market rate, reflective of current conditions, of the actual aggregate cost to Hibernia (the “Servicing Fee”); and (ii) COB shall reimburse Hibernia for any expenses incurred by Hibernia in performing the Services for COB (the “Pass-through Expenses” and, together with the Servicing Fee, the “Fees”). The above-referenced market rate shall be established by the then-current benchmark study conducted within Capital One Financial Corporation.

(b) COB and Hibernia acknowledge that the terms of this Agreement are substantially the same as, or at least as favorable to COB as, those prevailing as of the Effective Date for comparable transactions with or involving other non-affiliated companies, and in the absence of comparable transactions, are at least as favorable to COB as Hibernia would in good faith offer to other non-affiliated companies.

ARTICLE III

CONFIDENTIAL INFORMATION

Section 3.1. Ownership of Confidential Information. The Parties agree that each Party owns its respective proprietary information and that such proprietary information is deemed to be the “Confidential Information” of such Party. The Parties will, among other safeguards which they may consider necessary, require their agents and subcontractors having access to the Confidential Information to enter into appropriate written confidentiality agreements containing such terms as are necessary to satisfy their obligations under this Agreement. Each Party will promptly report to the other Parties any unauthorized disclosure or use of Confidential Information of the other Parties of which it becomes aware.

Section 3.2. Customer Information Privacy Protection.

(a) Use and Disclosure of Customer Information.

(i) Hibernia shall protect and keep confidential all nonpublic personal information about or pertaining to COB’s customers (“Customer Information”) disclosed by COB or otherwise obtained by Hibernia in the performance of its duties under this Agreement. For purposes of this Agreement, “nonpublic personal information” shall have the same meaning as that term is defined in the Gramm-Leach-Bliley Act, Title V, and applicable regulations thereto. Hibernia shall collect and use Customer Information only in the ordinary course of business to carry out the purposes for which COB disclosed the information under this Agreement.

(ii) Unless prohibited elsewhere in this Agreement, Hibernia may disclose Customer Information to its Affiliates or Affiliates of COB for the sole purpose of performing its duties and obligations under this Agreement. Hibernia may not disclose Customer Information to another party, however, unless (x) Hibernia’s disclosure is in the ordinary course of business to carry out the specific purposes for which COB disclosed the Customer Information to Hibernia under this Agreement, and such disclosure would be lawful if it had been made directly by COB; (y) such use or disclosure is consented to by COB; or (z) such disclosure is compelled by law, in which case Hibernia will provide prior notice of such disclosure to COB. For purposes of this Agreement, “Affiliate” shall have the same meaning as that term is defined in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(iii) During the Term (as defined in Section 4.1 below), Hibernia shall not retain Customer Information unless it has a specific business purpose to retain it, which purpose is set forth in or clearly implied by the Agreement. Within thirty (30) days after termination of the Agreement, Hibernia shall destroy Customer Information or return it to COB, at COB’s sole option.

(b) Security. Hibernia represents and warrants that it has, and will continue to have for so long as it retains Customer Information, adequate administrative, technical, and physical safeguards designed (i) to insure the security and confidentiality of customer records and information, (ii) to protect against any anticipated threats or hazards to the security or integrity of such records, and (iii) to protect against unauthorized access to or use of such records or information which could result in substantial harm or inconvenience to any customer. Hibernia shall immediately notify COB if Hibernia discovers that there has been a material breach in its security safeguards required by this paragraph, or if the security of Customer Information has been or may be compromised for any reason. COB may take all reasonable and appropriate steps to protect Customer Information in such event.

ARTICLE IV

TERM AND TERMINATION

Section 4.1 Term. This Agreement will commence on the Effective Date and will continue in full force and effect for a period of one (1) year from the date hereof, unless sooner terminated as provided herein (the “Initial Term”). Upon the expiration of the Initial Term, this Agreement will automatically renew for successive one-year terms (each such term, a “Renewal Term”) (the Initial Term, as may be extended by a Renewal Term, the “Term”), until and unless terminated as provided below.

Section 4.2 Early Termination.

(a) Immediate Termination. Either Party may terminate this Agreement, either in whole or with respect to any Service described in Exhibit A hereto, at any time upon written notice to the other Party.

(b) Termination for Cause. This Agreement may be terminated by either Party immediately upon notice to the other Party as follows: (i) in the event of fraud, willful misconduct, gross negligence or misappropriation of any funds or other property by the other Party in the performance of its obligation under this Agreement; (ii) if the other Party is in material breach of this Agreement and such breach has not been cured within thirty (30) days after notice of such breach is delivered; (iii) in the event that the other Party is subject to any petition in bankruptcy or for reorganization or debt consolidation, or upon the other Party’s making of an assignment of its assets for the benefit of creditors, or upon the application of the other Party for the appointment of a receiver or a trustee of its assets; or (iv) in the event that a non-terminating Party’s performance under this Agreement is prevented or significantly delayed in a material respect by a force majeure event as set forth in Section 6.1 and such inability continues for at least ninety (90) days.

(c) Termination Upon Merger. Unless otherwise agreed to by the Parties, this Agreement shall terminate automatically upon the effective date of any merger or other business combination including either Party.

Section 4.3 Conversion Assistance. Upon termination of this Agreement, Hibernia agrees to assist COB in the Conversion of the Accounts. For the purposes of this Agreement,

“Conversion” shall mean the transfer of information concerning Accounts from the computer equipment, computer software and related equipment used by Hibernia in the performance of the Services and the transfer of responsibility for providing such Services from Hibernia to an unaffiliated third party. For the purposes of this Agreement, “Account” shall mean any account (including credit accounts) with any customer of COB. The Parties shall mutually agree upon a Conversion plan, pursuant to which Hibernia shall perform the services necessary to facilitate the transfer of the processing and administration business of the Accounts to an internal or third party system selected by COB. The cost of the Conversion shall be borne by COB.

Section 4.4 Assignment of Contracts. Upon termination of this Agreement and to the extent legally and contractually possible, Hibernia shall assign and transfer to COB all of its rights and obligations under any contracts that Hibernia may have entered for the purpose of performing its obligations under this Agreement.

Section 4.5 Survival of Provisions. Unless otherwise agreed to by the Parties, the terms and conditions of Articles III and IV, Sections 5.4, 5.5, 5.6 and 5.7 and any terms which by their nature survive termination will survive termination of this Agreement and will remain in full force and effect notwithstanding such termination.

ARTICLE V

COMPLIANCE WITH REGULATION AB

Section 5.1 Intent of the Parties; Reasonableness. The Parties acknowledge and agree that the purpose of this Section is to facilitate compliance by COB with the provisions of Regulation AB and related rules and regulations of the Commission. For the purposes of this Agreement, “Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time. For the purposes of this Agreement, “Securities Act” shall mean the Securities Act of 1933, as amended. For the purposes of this Agreement, “Commission” shall mean the Securities and Exchange Commission. COB shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than COB’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). For the purposes of this Agreement, “Exchange Act” shall mean the Securities Act of 1934, as amended (the “Exchange Act”). Hibernia agrees to cooperate in good faith with any reasonable request by COB for information regarding Hibernia which is required in order to enable COB to comply with the provisions of Items 1103(a)(1), 1108, 1117, 1119, 1122 and 1123 of Regulation AB as it relates to COB or to COB’s obligations under the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002 and January 13, 2006, among Capital One Funding, LLC, as Transferor, COB, as Servicer and The Bank of New York, as Trustee or any supplement thereto.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Force Majeure. Non-performance by a Party of its obligations hereunder to the extent such performance is prevented by acts of God, fire, explosion, strikes, accident, floods, embargoes, epidemics, war, terrorism, nuclear disaster or civil unrest or any other cause beyond its reasonable control will not be considered a breach of this Agreement during the period of such disability.

Section 6.2 Assignment. This Agreement may not be assigned, in whole or in part, by either Party, without the prior consent of the other Party. This Agreement will be binding upon and will inure to the benefit of the Parties and their representatives and respective successors and permitted assigns.

Section 6.3 Entire Agreement; Amendments.

(a) This Agreement, including any Exhibits referenced herein and attached hereto, each of which is incorporated into and made a part of this Agreement for all purposes, constitutes the entire agreement between the Parties relating to the Services, and all prior negotiations and understandings, whether oral or written, to the extent they are contrary to this Agreement, are superseded hereby. No modification or amendment of this Agreement will be effective unless and until set forth in writing and signed by the Parties.

(b) No change to this Agreement (shall be valid unless in writing and signed by authorized representatives of both Parties.

Section 6.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to the choice of law provisions thereof.

Section 6.5 Compliance with Applicable Law. The Parties will comply with all applicable laws and regulations in performing their respective obligations under this Agreement.

Section 6.6 Severability. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, all other provisions of this Agreement will nevertheless remain in full force and effect to the extent such remaining provisions accurately reflect the intent of the Parties.

Section 6.7 Expenses. Except as otherwise specifically provided herein, each Party will bear its own legal, accounting and other costs, including taxes, if any, in connection with the Agreement and the transactions contemplated herein.

Section 6.8 Execution. This Agreement may be executed in multiple counterparts, all of which together will constitute one original document.

Section 6.9 Agreement Executed by Facsimile. This Agreement may be executed as facsimile originals.

[Signature Page Follows]

By signing below, Hibernia confirms its acceptance of the terms of this agreement as of the date first above written.

Very truly yours,

CAPITAL ONE BANK

By:	/s/ Susan McFarland
Name:	Susan McFarland
Title:	Vice President and Chief Financial Officer

AGREED AND ACCEPTED

as of the date first above written:

HIBERNIA NATIONAL BANK

By:	/s/ Steve Cunningham
Name:	Steve Cunningham
Title:	Chief Financial Officer

Exhibit A

Services

Pursuant to Section 1 of the Services Agreement (the “Agreement”) effective March 16, 2006 between Capital One Bank (“COB”) and Hibernia National Bank, (“Hibernia”), Hibernia agrees to perform the following Services (as defined in the Agreement):

Operational services and payment processing provided to COB cardholders and including the following services:

•	collection of payment from cardholders – including validation of cardholder’s account number to verify that cardholder is allowed to make payments to Hibernia, acceptance of payment from cardholder, and remittance of receipt to cardholder.

•	consolidation and transmission of payment file on a daily basis to COB for posting to cardholder accounts.

•	depositing payments received at branch locations into an account in the name of COB at Hibernia.

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